Exhibit 16.1
Tauber & Balser, P.C.
1155 Perimeter Center West
Suite 600
Atlanta, Georgia 30338-5416
August 23, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Tribeworks, Inc.
Commission File No. 001-28675
Gentlemen:
We have read Tribeworks, Inc.’s statements, which we understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of Tribeworks, Inc.’s Form 8-K report dated August 23, 2005. We agree with the statements concerning our Firm in such Form 8-K.
Very truly yours,

/s/ Tauber & Balser, P.C.

Tauber & Balser, P.C.